Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.

Elk Grove Village, Illinois

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Lime Energy Co. 2008 Long-Term Incentive Plan, as amended, of our report dated March 22, 2010 relating to the consolidated financial statements and schedule of Lime Energy Co. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ BDO USA, LLP (formerly known as BDO Seidman, LLP)

Chicago, Illinois

September 2, 2010